Exhibit 4.2

THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, ANY STATE SECURITIES LAWS, OR THE LAWS OF ANY FOREIGN JURISDICTION.  NEITHER THIS WARRANT NOR THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE SOLD, OFFERED FOR SALE, OR PLEDGED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR OTHER ACTIONS AS TO THE APPLICABLE SECURITIES UNDER SUCH ACT, STATE LAWS, OR LAWS OF FOREIGN JURISDICTIONS OR AN OPINION OF COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO THE ISSUER STATING THAT SUCH REGISTRATION OR OTHER ACTION IS NOT REQUIRED.

No. W-0000	WARRANT TO PURCHASE 00000 SHARES
Issue Date: ____________	OF COMMON STOCK

FORM OF
WARRANT
TO PURCHASE SHARES OF COMMON STOCK

For value received, PACIFIC FINANCIAL CORPORATION, a Washington corporation (the “Company”), grants to _______________________________________ the “Holder”) the right, subject to the terms of this Warrant, to purchase at any time during the period commencing on the “Issue Date” (as defined below), and ending on the “Expiration Date” (as defined below), ______ fully paid and non-assessable shares of Common Stock of the Company at the “Exercise Price” (as defined below). This Warrant may be exercised in whole or in part.  The number of shares that may be purchased is subject to adjustment from time to time under the terms of this Warrant.

Definitions.  As used in this Warrant, unless the context otherwise requires:

“Common Stock” means the Common Stock, par value $1.00 per share, of the Company.

“Company” has the meaning specified in the introductory paragraph.

"Exercise Amount" means the number of Warrant Shares filled in on the attached Exercise Form delivered to the Company by the Holder in connection with exercise of all or a portion of this Warrant.

“Exercise Date” means any date on which this Warrant is exercised in the manner indicated in Section 1.2.

“Exercise Price” means $6.50 per share (adjusted as necessary in accordance with Section 6).

“Expiration Date” means 5:00 p.m. (Pacific time) on the fifth anniversary of the Issue Date.

“Holder” has the meaning specified in the introductory paragraph.

“Issue Date” has the meaning specified on the first page of this Warrant.

“Person” means an individual, corporation, partnership, trust, joint venture or other form of business entity.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and all rules and regulations promulgated thereunder.

“Warrant Shares” means the shares of Common Stock issued or issuable upon exercise of this Warrant, adjusted as necessary in accordance with Section 6.

Section 1.              Duration and Exercise of Warrant.

1.1           Exercise Period.  Subject to the provisions hereof, this Warrant may be exercised at any time during the period commencing on the Issue Date and ending on the Expiration Date.  After the Expiration Date, this Warrant shall become void and all rights to purchase Warrant Shares hereunder shall thereupon cease.

1.2           Exercise.  This Warrant may be exercised by the Holder, in whole or in part, by (i) executing and delivering to the Secretary of the Company the attached Exercise Form, (ii) surrendering this Warrant to the Secretary of the Company, and (iii) paying in full the Exercise Price for the Exercise Amount by cash, check, or wire transfer unless the Holder indicates in the Exercise Form that such exercise is being “effected” pursuant to a “cashless exercise” under Section 1.3 below.

1.3           Cashless Exercise.  The Holder may satisfy its obligation to pay the Exercise Price through a “cashless exercise,” in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]
where:
X = the number of Warrant Shares to be issued to the Holder.

Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

A = the arithmetic average of the last reported trade price for the Company’s Common Stock reported for each Trading Day during the 30 calendar day period immediately prior to (but not including) the Exercise Date.

B = the Exercise Price.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that under applicable rules, regulations and interpretations in effect as of the Issue Date, the Warrant Shares issued in a cashless exercise transaction will be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares will be deemed to have commenced, on the Issue Date.

1.4          Documentation.  Within a reasonable period after exercise of this Warrant, the Company, at the Company's expense, will deliver to the Holder (a) certificates for Warrant Shares, if any, and (b) if not exercised in full, a new Warrant to purchase remaining Warrant Shares.

1.5          Effective Date of Exercise.  This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of completion of each of the steps required to exercise this Warrant as provided in Section 1.2 above.  The person entitled to receive the Warrant Shares shall be treated for all purposes as the holder of record of such shares as of the close of business on the date the Holder is deemed to have exercised this Warrant.

1.6          Securities Law Compliance.  By delivering a notice of exercise, the Holder represents and warrants and acknowledges, as the case may be, that:

1.6.1     Investment Purpose.  Holder is acquiring Warrant Shares for Holder's own account and not for the purpose of resale or further distribution in a manner not permitted by the terms of state and federal securities laws, and no other person will have a direct or indirect interest in Warrant Shares being purchased.

1.6.2     Sophistication:  Adequate Means; Acknowledgements.  Holder has such substantial knowledge in financial and business matters in general, and in similar investments in particular, that Holder is capable of evaluating the merits and risks of an investment in the Warrant Shares.  Holder has adequate means of providing for Holder's current needs and personal contingencies so that Holder can afford a complete loss of the funds invested in the Warrant Shares.  Holder has, to the extent Holder considers necessary, taken advantage of the opportunity to ask questions of the Company's officers and directors, and Holder acknowledges that the Company has made no representation or warranty regarding an investment in the Warrant Shares or the Company's current or future financial performance or condition.  Holder has sought and received, to the extent deemed necessary or appropriate, professional advice with respect to tax and investment aspects of an exercise of this Warrant, including the appropriateness of exercise in light of Holder's individual circumstances, and is not relying on the Company or its officers, directors, or other agents and advisers for such advice and such advice has not been provided.

1.6.3     Restricted Securities; Legend.  Holder understands that, in reliance upon representations contained herein, the Warrant Shares have not been and will not in the foreseeable future be registered under the Securities Act or state securities laws.  As a result, the Warrant Shares must be held for at least as long as is required under holding periods applicable at the time of exercise to sales made under Rule 144 of the Securities Act.  The Company may note in its stock transfer records and/or place upon each certificate representing the Warrant Shares a legend substantially in the following form, the terms of which are agreed to by the Holder:

SALE OF THE SHARES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT, APPLICABLE STATE SECURITIES LAWS OR THE SECURITIES LAWS OF ANY FOREIGN JURISDICTION, AND THE SHARES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, OR OTHERWISE DISPOSED OF UNLESS THE TRANSACTION IS REGISTERED UNDER THE SECURITIES ACT, APPLICABLE STATE SECURITIES LAWS, OR APPLICABLE LAWS OF FOREIGN JURISDICTIONS OR AN EXEMPTION FROM REGISTRATION OR OTHER REQUIREMENTS IS AVAILABLE AND THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL TO SUCH EFFECT REASONABLY SATISFACTORY TO IT.

1.7           Validity and Reservation of Warrant Shares.  The Company covenants that all Warrant Shares issued upon exercise of this Warrant will be validly issued, fully paid, nonassessable.  The Company will have duly authorized and reserved for issuance upon exercise of this Warrant a sufficient number of shares of Common Stock or other shares of capital stock of the Company as are from time to time issuable upon exercise of this Warrant.

Section 2.              Fractional Shares.

No fractional Warrant Shares shall be issued upon the exercise of this Warrant, and the number of Warrant Shares to be issued shall be rounded down to the nearest whole number.

Section 3.              No Rights as Shareholder.

The Holder shall not, solely by virtue of being the Holder of this Warrant, have any of the rights of a shareholder of the Company, either at law or equity, until this Warrant shall have been duly exercised.

Section 4.              Loss of Warrant.

Upon receipt by the Company of satisfactory evidence of the loss, theft, destruction or mutilation of this Warrant and either (in the case of loss, theft or destruction) reasonable indemnification and a bond reasonably satisfactory to the Company if requested by the Company or (in the case of mutilation) the surrender of this Warrant for cancellation, the Company will execute and deliver to the Holder, without charge, a new warrant of like denomination.

Section 5.              Certain Adjustments.

5.1           Adjustment of Warrant Shares.  The number, class and Exercise Price per share of securities for which this Warrant may be exercised are subject to adjustment from time to time upon the happening of certain events as hereinafter provided:

(a)        Stock Splits or Dividends.  If the outstanding shares of the Company’s Common Stock are divided into a greater number of shares or if the Company shall effect a stock dividend, the number of shares of Common Stock purchasable upon the exercise of this Warrant shall be proportionately increased and the Exercise Price per share shall be proportionately reduced.  Conversely, if the outstanding shares of Common Stock are combined into a smaller number of shares of Common Stock, the number of shares of Common Stock purchasable upon the exercise of this Warrant shall be proportionately reduced and the Exercise Price per share shall be proportionately increased.  The increases and reductions provided for in this Section 6.1(a) shall be made with the intent and, as nearly as practicable, the effect that neither the percentage of the total equity of the Company obtainable on exercise of this Warrant nor the aggregate price payable for such percentage shall be affected by any event described in this Section 6.1(a).

(b)        Merger or Reorganization, Etc.  In the event of any change in the Common Stock through merger, consolidation, reclassification, reorganization, or other change in the capital structure of the Company (not including the issuance of additional shares of capital stock other than by stock dividend or stock split), then, the Holder of this Warrant will have the right thereafter to receive upon the exercise of this Warrant the kind and amount of shares of stock or other securities or property to which it would have been entitled if, immediately before the merger, consolidation, reclassification, reorganization, recapitalization or other change in the capital structure, it had held the number of shares of Common Stock obtainable upon the exercise of this Warrant.  In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 with respect to the rights of the Holder after the merger, consolidation, reclassification, reorganization, recapitalization or other change to the end that the provisions of this Section 6 (including adjustment of the Exercise Price then in effect and the number of shares issuable upon exercise of this Warrant) shall be applicable after that event as nearly equivalent as may be practicable.

5.2           Notice of Adjustment.  Whenever an event occurs requiring any adjustment to be made pursuant to Section 6.1, the Company shall promptly file with its Secretary at its principal office a certificate of its President or Chief Financial Officer specifying such adjustment, setting forth in reasonable detail the acts requiring such adjustment, and stating such other facts as shall be necessary to show the manner and figures used to compute such adjustment.  Such certificate shall be made available at all reasonable times for inspection by the Holder.  Promptly (but in no event more than 30 days) after each such adjustment, the Company shall give a copy of such certificate by certified mail to the Holder.

Section 6.              Miscellaneous.

6.1           Binding Effect; Assignment.  This Warrant shall inure to the benefit of and be binding upon the Company and the Holder and their respective successors, heirs, legal representatives and permitted assigns.  This Warrant and the Warrant Shares (collectively, "Securities") may only be disposed of pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from or in a transaction not subject to the registration requirements of the Securities Act, and in compliance with any applicable federal and state securities laws.  In connection with any transfer of Securities other than pursuant to an effective registration statement, transfer may only be made with the prior written consent of the Company, which shall not be unreasonably withheld, and the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred securities under the Securities Act, state securities laws or the laws of any foreign jurisdiction.

6.2                      Notice.  All notices required or permitted under this Warrant shall be given in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) three days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address for such party, or (c) one day after deposit with a nationally recognized air courier service such as  Federal Express.

If to the Company:

Pacific Financial Corporation
1101 S. Boone St.
PO Box 1826
Aberdeen, WA 98520
Attn:  President

If to the Holder:

To the address set forth on the signature page to the stock purchase agreement executed in connection with acquisition of this Warrant.

or such other address as such party may designate by 10 days’ advance written notice to the other party.

6.3           Governing Law.  The validity, interpretation and performance of this warrant shall be governed by the laws of the State of Washington, exclusive of conflicts of law rules.

6.4           Saturdays, Sundays and Holidays.  If the Expiration Date falls on a Saturday, Sunday or legal holiday, the Expiration Date shall automatically be extended until 5:00 p.m. Pacific Time on the next business day.

6.5           Headings.  The headings herein are for convenience only and shall not control or affect the meaning or construction of this Warrant.

PACIFIC FINANCIAL CORPORATION

By:
President

EXERCISE FORM

(To Be Executed by the Warrant Holder
to Exercise the Warrant)

To:           PACIFIC FINANCIAL CORPORATION

1.
The undersigned hereby irrevocably elects to exercise the right represented by Warrant No. W-0000 to purchase _________ shares of Common Stock (the "Exercise Amount") provided for in the Warrant as follows [check one]:

☐           Exercise for Cash:  Pursuant to Section 1.2 of the Warrant, the Holder hereby elects to exercise the Warrant for cash and tenders payment herewith (or has made a wire transfer) to the order of Pacific Financial Corporation in the amount of $____________ (the Exercise Amount times the Exercise Price).

☐           Net (or Cashless) Exercise:  Pursuant to Section 1.3 of the Warrant, the Holder hereby elects to exercise the Warrant on a net or "cashless" exercise basis.

2.	The undersigned requests that certificates for such shares of Common Stock be issued and delivered as follows:

Name:

Address:

Deliver to:

Address:

If the number of shares of Common Stock to be issued upon this exercise is not all the shares that may be purchased pursuant to the Warrant, the undersigned requests that a new warrant evidencing the right to purchase the balance of such shares be registered in the name of, and be delivered to, the undersigned at the foregoing address.

3.	In connection with the exercise of the Warrant, the undersigned hereby represents and warrants to you as follows:

(a)	Purchase Entirely for Own Account. The Common Stock will be acquired for investment for the undersigned’s own account.

(b)
Restricted Securities.  The undersigned understands the Common Stock may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom and, in the absence of an effective registration statement covering the Common Stock or an available exemption from registration under the Securities Act, the Common Stock must be held indefinitely.

(c)
Investment Experience.  The undersigned is experienced in evaluating and investing in similar companies, can bear the economic risk of an investment in the Common Stock, and has enough knowledge and experience in financial and business matters to evaluate the merits and risks of an investment in the Common Stock.

(d)	Investor Qualifications. The undersigned is an Accredited Investor as defined in Rule 501 promulgated under the Securities Act.

(e)
Opportunity to Review Documents and Ask Questions.  The Company has made available to the undersigned all documents and information requested by the undersigned relating to an investment in the Company.  In addition, the undersigned has had adequate opportunity to ask questions and to receive answers from the management of the Company covering the terms and conditions of the offering and the Company’s business, management, and financial affairs.

4.	The undersigned understands, agrees, and recognizes that:

(a)	No federal, state or foreign governmental agency has made any finding or determination as to the fairness of the investment or any recommendation or endorsement of the Common Stock.

(b)	All certificates evidencing the Common Stock will bear a legend substantially similar to the legend set forth in the Warrant regarding resale restrictions.

5.	The undersigned is a resident or domicile of the state of ________________________.

Dated:  __________________, _______.

[HOLDER]

By:
Name:
Title: